10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Secured Credit Portfolio   (BR-MSB)
BlackRock High Yield Trust   (BHY)
BlackRock High Income Portfolio of BlackRock Series
Fund, Inc.   (BVA-HI)
BlackRock High Income Shares   (HIS)
BlackRock Senior High Income Fund, Inc.   (ARK)
BlackRock High Yield V.I. Fund   (BVA-HY)
BlackRock Multi-Asset Income - High Yield Portfolio
(BR-INC-HY)
AST BlackRock Global Strategies Portfolio - US High
Yield   (PRU-AA-HY)
BlackRock Corporate High Yield Fund, Inc.   (COY)
BlackRock Debt Strategies Fund, Inc.   (DSU)
BlackRock Corporate High Yield Fund III, Inc.   (CYE)
BlackRock Limited Duration Income Trust   (BLW)
BlackRock Corporate High Yield Fund V, Inc.   (HYV)
BlackRock Corporate High Yield Fund VI, Inc.   (HYT)
BlackRock High Yield Portfolio   (MIST-HY)
BlackRock Funds II, High Yield Bond Portfolio   (BR-HIYLD)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
08-13-2012

Security Type:
BND/CORP

Issuer
Belden Inc.   (2022)

Selling Underwriter
Wells Fargo Securities, LLC
Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Wells Fargo Securities, LLC, J.P. Morgan
Securities LLC,
Goldman, Sachs & Co., Deutsche Bank
Securities Inc., Citigroup Global
Markets Inc., Fifth Third Securities,
Inc., HSBC Securities (USA) Inc.,
KeyBanc Capital Markets Inc., PNC
Capital Markets LLC, RBS Securities
Inc., UBS Securities LLC, U.S. Bancorp
Investments, Inc.



Transaction Details
Date of Purchase
08-13-2012

Purchase Price/Share
(per share / % of par)
$ 100.00

Total Commission, Spread or Profit
1.75%

1.  Aggregate Principal Amount Purchased (a+b)
$ 30,000,000

a.  US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$ 16,750,000

b.  Other BlackRock Clients
$ 13,250,000

2.  Aggregate Principal Amount of Offering
$ 700,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.0428


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                   Dillip Kumar Behera
Date: 08-15-2012                Global Syndicate Team Member




Approved by:                    Yesenia Peluso
Date: 08-17-2012                Senior Global Syndicate Team Member